Exhibit 11. Computation of Earnings Per Common Share

---------------------------------------------------------------------------------------------------
                                                       (Dollars in Thousands Except Per Share Data
                                                                  and Number of Shares)
---------------------------------------------------------------------------------------------------
                                                       Weighted Average
Three-Month Periods Ended                              Number of Shares      Net       Earnings Per
June 30,                                                 Outstanding        Income     Common Share
---------------------------------------------------------------------------------------------------
2000                                                      10,056,499        $  949         $0.09
1999                                                      10,081,320           541          0.05
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                       (Dollars in Thousands Except Per Share Data
                                                                  and Number of Shares)
---------------------------------------------------------------------------------------------------
                                                       Weighted Average
Six-Month Periods Ended                                Number of Shares      Net       Earnings Per
June 30,                                                 Outstanding        Income     Common Share
---------------------------------------------------------------------------------------------------
2000                                                      10,058,280        $4,331        $0.43
1999                                                      10,086,492         3,505         0.35
---------------------------------------------------------------------------------------------------


Computation of weighted average number of common and common equivalent shares:

---------------------------------------------------------------------------------------------------
Three-Month Periods Ended June 30,                                          2000            1999
---------------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period                        10,057,999      10,091,721
Weighted average of the common
  shares purchased and retired or reissued                                   (1,500)        (10,401)
---------------------------------------------------------------------------------------------------
Weighted average number of common shares                                 10,056,499      10,081,320
===================================================================================================

---------------------------------------------------------------------------------------------------
Six-Month Periods Ended June 30,                                            2000            1999
---------------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period                        10,060,084      10,091,721
Weighted average of the common
  shares purchased and retired or reissued                                   (1,804)         (5,229)
---------------------------------------------------------------------------------------------------
Weighted average number of common shares                                 10,058,280      10,086,492
===================================================================================================

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